Exhibit 99.1

TIDEWATER ANNOUNCES CONTEMPLATED BOND ISSUE

HOUSTON, Texas, June 19, 2023 – Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”) today announced that it intends to commence a private offering of USD denominated 5-year senior unsecured bonds, subject to market conditions. The Company intends to use the net proceeds from the bond issue towards financing a portion of the purchase price to acquire 37 platform supply vessels from Solstad Offshore ASA, as announced on March 7, 2023, and other general corporate purposes.

The bonds would be privately placed in the United States in accordance with U.S. securities laws and sold outside the United States pursuant to Regulation S under the Securities Act of 1933.

The bonds have not been and will not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain forward-looking statements that reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions, and are not guarantees or assurances of future performance or events. Such statements include, but are not limited to, statements relating to the timing, size and completion of our offering and our intended use of proceeds. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Contacts

Tidewater Inc.

West Gotcher

Vice President, Finance and Investor Relations

+1.713.470.5285

SOURCE: Tidewater Inc.